Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	BioTelemetry, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@biotelinc.com

BioTelemetry, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results

Company Reports Record Results

Malvern, PA — (GLOBE NEWSWIRE) — February 22, 2017 — BioTelemetry, Inc. (NASDAQ:BEAT), the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, today reported results for the fourth quarter and full year ended December 31, 2016.

Company Highlights

•                  Recognized highest quarterly revenue in Company’s history of $54.0 million, a 15% increase  over the prior year

•                  Achieved 18th consecutive quarter of year over year revenue growth

•                  Recorded $40.4 million GAAP net income for the fourth quarter, primarily due to $37.6 million one-time income tax benefit resulting from the release of tax valuation allowance

•                  Achieved $7.0 million adjusted net income for the fourth quarter

•                  Realized highest quarterly adjusted EBITDA in Company’s history of $12.6 million, a 25% increase over the prior year

•                  Completed the acquisition of Telcare in December 2016

•                  Generated $38.9 million of cash from operations year to date, the highest in the Company’s history

President and CEO Commentary

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented: “2016 was an outstanding year for BioTelemetry.  As a result of the effective execution of our strategic initiatives, we recorded record revenue, earnings and adjusted EBITDA, achieving the high-end of our fourth quarter guidance.  Additionally, we continued our tradition of innovation and completed three acquisitions, gaining entree into exciting, new and large market opportunities.  Moreover, we serviced more than 600,000 patients in 2016 alone, representing an almost 8% increase versus the prior year, with our mobile cardiac telemetry (“MCT”) volume experiencing double-digit growth.  We also received a positive coverage decision from Anthem, the largest health insurer in the nation, for use of MCT for certain patients.  Finally, we obtained FDA clearance on our next generation MCT device, setting the stage for sustained volume growth well into the future.

“Looking forward, we are excited about our expansion into digital population health management (“PHM”) through our acquisition of Telcare.  We believe PHM represents a large market opportunity, and we are uniquely positioned to assume a leadership position.  On the cost side, we made great progress in gaining effeciencies in 2016 and, we will continue to look for additional opportunities.  We enter 2017 confident it will be another year of strong financial results and operational successes.”

Fourth Quarter Financial Results

Revenue for the fourth quarter 2016 was $54.0 million compared to $46.8 million for the fourth quarter 2015, reflecting an increase of $7.2 million, or 15.4%.  Healthcare revenue increased $3.0 million due to increased patient volumes and higher patient pricing due to a favorable product mix as well as higher MCT Medicare pricing.  Research revenue increased $3.4 million due to the acquisition of VirtualScopics during the second quarter.  Technology revenue increased $0.9 million due to Telcare device sales as well as sales of our ePatch Holter.

Gross profit for the fourth quarter 2016 increased to $33.0 million, or 61.2% of revenue, compared to $28.3 million, or 60.4% of revenue, for the fourth quarter 2015.  The increase in gross margin percentage was due to the impact of higher Healthcare pricing, volume efficiencies and cost reductions partially offset by the impact of the acquisitions, which carry lower margins than our existing business.

On a GAAP basis, operating expense for the fourth quarter 2016 was $29.6 million, compared to $24.8 million for the fourth quarter 2015.  On an adjusted basis(1), operating expense for the fourth quarter 2016 was $25.5 million compared to $23.2 million for the fourth quarter 2015, an increase of $2.3 million, or 10.1%.  The adjusted operating expense for the fourth quarter 2016 excludes $2.8 million of other charges primarily related to patent litigation and the integration of the current year acquisitions and $1.3 million for a one-time performance bonus paid to a third party in the form of stock-based compensation.  The adjusted operating expense for the fourth quarter 2015 excludes $1.6 million primarily related to patent litigation.  The increase in adjusted expense was driven by the addition of $2.3 million related to our acquired companies, a $0.8 million increase in bad debt expense and $0.1 million of additional consulting expense related to ongoing product development.  These increases were partially offset by a $0.9 million reduction in headcount related expenses.

Interest and other loss, net was $0.6 million for the fourth quarter 2016 compared to $0.4 million for the fourth quarter 2015.  The increase was due to losses related to the Company’s equity method investment in Wellbridge Health and increased borrowings under the revolving credit facility.

During the fourth quarter 2016, the Company released a tax valuation allowance on its net deferred tax assets.  Over time, the Company had recorded deferred tax assets, but, due to the Company’s history of losses, management established a valuation allowance to offset these assets.  Management has now determined that there is sufficient evidence to conclude that it is more-likely-than-not that the Company will realize these benefits, and, as a result, the Company reduced its valuation allowance accordingly.  This reduction resulted in a one-time income tax benefit in the fourth quarter 2016 Consolidated Statement of Operations in the amount of $37.6 million.  Without a valuation allowance in place, for GAAP financial reporting purposes, the Company expects its 2017 tax rate to be in the range of 38% to 39%.  However, due to the utilization of net operating loss carryforwards, the Company expects 2017 actual cash tax payments to remain in the 3% to 5% range.

(1)  The Company believes that providing non-GAAP financial measures offers a meaningful representation of the Company’s performance as they exclude expenses that are not necessary to support the Company’s ongoing business.  Please refer to the Company’s “Reconciliation of Non-GAAP Financial Measures” and “Use of Non-GAAP Financial Measures” in this release for additional information.

On a GAAP basis, net income for the fourth quarter 2016 was $40.4 million, or $1.30 per diluted share, compared to net income of $2.8 million, or $0.10 per diluted share, for the fourth quarter 2015.  On an adjusted basis(2), net income for the fourth quarter 2016 was $7.0 million, or $0.23 per diluted share.  This compares to adjusted net income of $4.4 million, or $0.15 per diluted share, for the fourth quarter 2015.  Adjusted net income for the fourth quarter 2016 excludes the $37.6 million income tax benefit related to the valuation allowance release, $2.8 million of other charges primarily related to patent litigation and the integration of the current year acquisitions and $1.3 million for a one-time performance bonus paid to a third party in the form of stock-based compensation.  Adjusted net income for the fourth quarter 2015 excludes $1.6 million primarily related to patent litigation.

Liquidity

As of December 31, 2016, total cash was $23.1 million compared to $19.0 million as of December 31, 2015, a $4.1 million increase.  During 2016, the Company used $25.0 million for acquisitions and $10.9 million for capital expenditures, primarily medical devices while generating $38.9 million of cash from operations.  In addition, the Company borrowed $14.5 million from our revolving credit facility during the second quarter 2016, repaying $11.5 million of this balance during the fourth quarter 2016.  Consolidated days sales outstanding decreased to 45 days as of December 31, 2016, down from 47 days as of December 31, 2015.

As of December 31, 2016, the Company had net indebtedness of $2.3 million, comprised of indebtedness of $25.4 million and cash of $23.1 million.

Conference Call

BioTelemetry, Inc. will host an earnings conference call on Wednesday, February 22, 2017 at 5:00 PM Eastern Time.  The call will be simultaneously webcast on the investor information page of our website, www.gobio.com.  The call will be archived on our website for two weeks.

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  The Company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized cardiac core laboratory services.  More information can be found at www.gobio.com.

(2)  The Company believes that providing non-GAAP financial measures offer a meaningful representation of the Company’s performance as they exclude expenses that are not necessary to support the Company’s ongoing business.  Please refer to the Company’s “Reconciliation of Non-GAAP Financial Measures” and “Use of Non-GAAP Financial Measures” in this release for additional information.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things, our ability to successfully integrate acquisitions into our business and the effect such acquisitions will have on our results of operation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, and litigation success.  For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

	(unaudited)
	Three Months Ended
Consolidated Statements of Operations	December 31,
(In Thousands, Except Per Share Amounts)	2016	2015
Revenues	$53,957	$46,774
Cost of revenues	20,921	18,510
Gross profit	33,036	28,264
Gross profit %	61.2%	60.4%

Operating expenses:
General and administrative	15,300	12,782
Sales and marketing	6,949	7,195
Bad debt expense	2,134	1,278
Research and development	2,467	1,950
Other charges	2,795	1,601
Total operating expenses	29,645	24,806

Income from operations	3,391	3,458
Interest and other loss, net	(556)	(402)

Income before income taxes	2,835	3,056
Benefit from (provision for) income taxes	37,613	(208)
Net Income	$40,448	$2,848

Net income per share:
Basic	$1.43	$0.10
Diluted	$1.30	$0.10

Weighted average number of common shares outstanding:
Basic	28,248	27,227
Diluted	31,038	29,299

	Twelve Months Ended
Consolidated Statements of Operations	December 31,
(In Thousands, Except Per Share Amounts)	2016	2015
Revenues	$208,332	$178,513
Cost of revenues	78,882	71,956
Gross profit	129,450	106,557
Gross profit %	62.1%	59.7%

Operating expenses:
General and administrative	55,877	47,882
Sales and marketing	28,636	27,936
Bad debt expense	9,931	8,047
Research and development	8,355	7,111
Other charges	8,639	6,063
Total operating expenses	111,438	97,039

Income from operations	18,012	9,518
Interest and other loss, net	(2,242)	(1,622)

Income before income taxes	15,770	7,896
Benefit from (provision for) income taxes	37,667	(468)
Net Income	$53,437	$7,428

Net income per share:
Basic	$1.91	$0.27
Diluted	$1.75	$0.26

Weighted average number of common shares outstanding:
Basic	27,920	27,116
Diluted	30,489	29,089

Summary Financial Data

(In Thousands, except days sales outstanding)

	(unaudited)
	December 31,
	2016	2015

Cash and cash equivalents	$23,052	$18,986
Healthcare accounts receivable, net	14,594	15,179
Other accounts receivable, net	12,261	8,997
Days sales outstanding	45	47
Working capital	28,053	23,157
Total assets	198,984	124,143
Total indebtedness	25,449	23,582
Total shareholders’ equity	138,914	75,926

Summary Cash Flow Data

(In Thousands)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash provided by operating activities	$12,446	$7,197	$38,851	$14,350
Capital expenditures	(2,392)	(3,290)	(10,899)	(13,600)

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

	(unaudited)
	Three Months Ended
	December 31,
	2016	2015
Income from operations — GAAP	$3,391	$3,458
Other charges (a)	2,795	1,601
Performance bonus (stock-based comp) (b)	1,297	—
Adjusted income from operations	$7,483	$5,059

Net Income - GAAP	$40,448	$2,848
Other charges (a)	2,795	1,601
Performance bonus (stock-based comp) (b)	1,297	—
Tax valuation allowance release (c)	(37,554)	—
Adjusted net income	$6,986	$4,449

Net income per diluted share — GAAP	$1.30	$0.10
Other charges per diluted share (a)	0.09	0.05
Performance bonus (stock-based comp) per diluted share (b)	0.04	—
Tax valuation allowance release per diluted share (c)	(1.20)	—
Adjusted net income per diluted share	$0.23	$0.15

Weighted average number of common shares outstanding - diluted	31,038	29,299

	(unaudited)
	Three Months Ended
	December 31,
	2016	2015
Net income — GAAP	$40,448	$2,848
Impact of tax valuation allowance release (c)	(37,554)	—
Income taxes excluding valuation allowance release	(59)	208
Interest, other loss (net)	556	402
Other charges (a)	2,795	1,601
Depreciation and amortization expense	3,650	3,364
Stock compensation expense	2,745	1,631
Adjusted EBITDA	$12,581	$10,054

(a)              In the fourth quarter 2016, the Company incurred $2.8 million of other charges primarily due to patent litigation and the acquisitions completed in the current year.  In the fourth quarter 2015, the Company incurred $1.6 million of other charges primarily related to patent litigation.

(b)              In the fourth quarter 2016, the Company incurred $1.3 million for a one-time performance bonus paid to a third party in the form of stock-based compensation.  This is a nonrecurring expense for the Company and is the only time in the Company’s history when such a bonus was awarded.  There are no additional agreements outstanding of this nature.

(c)               During the fourth quarter 2016, the Company released a tax valuation allowance on its net deferred tax assets.  This release resulted in a one-time income tax benefit in the fourth quarter 2016 Consolidated Statement of Operations in the amount of $37.6 million.  This benefit is nonrecurring and not indicative of the Company’s ongoing results or future tax position.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

	(unaudited)
	Twelve Months Ended
	December 31,
	2016	2015
Income from operations — GAAP	$18,012	$9,518
Other charges (a)	8,639	6,063
Performance bonus (stock-based comp) (b)	1,297	—
Adjusted income from operations	$27,948	$15,581

Net Income - GAAP	$53,437	$7,428
Other charges (a)	8,639	6,063
Performance bonus (stock-based comp) (b)	1,297	—
Tax valuation allowance release (c)	(37,554)	—
Adjusted net income	$25,819	$13,491

Net income per diluted share — GAAP	$1.75	$0.26
Other charges per diluted share (a)	0.29	0.20
Performance bonus (stock-based comp) per diluted share (b)	0.04	—
Tax valuation allowance release per diluted share (c)	(1.23)	—
Adjusted net income per diluted share	$0.85	$0.46

Weighted average number of common shares outstanding - diluted	30,489	29,089

	(unaudited)
	Twelve Months Ended
	December 31,
	2016	2015
Net income — GAAP	$53,437	$7,428
Impact of tax valuation allowance release (c)	(37,554)	—
Income taxes excluding valuation allowance release	(113)	468
Interest, other loss (net)	2,242	1,622
Other charges (a)	8,639	6,063
Depreciation and amortization expense	14,269	12,488
Stock compensation expense	6,502	4,952
Adjusted EBITDA	$47,422	$33,021

(a)              In 2016, the Company incurred $8.6 million other charges primarily due to patent litigation and the acquisitions completed in the current year.  In 2015, the Company incurred $6.1 million of other charges primarily due to patent litigation and other legal fees.

(b)              In 2016, the Company incurred $1.3 million for a one-time performance bonus paid to a third party in the form of stock-based compensation.  This is a nonrecurring expense for the Company and is the only time in the Company’s history when such a bonus was awarded.  There are no additional agreements outstanding of this nature.

(c)               During 2016, the Company released a tax valuation allowance on its net deferred tax assets.  This release resulted in a one-time income tax benefit in the 2016 Consolidated Statement of Operations in the amount of $37.6 million.  This benefit is nonrecurring and not indicative of the Company’s ongoing results or future tax position.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States, or GAAP, this press release also includes certain financial measures which have been adjusted and are not in accordance with generally accepted accounting principles (“Non-GAAP financial measures”).  These Non-GAAP financial measures include adjusted income from operations, adjusted net income, adjusted net income per diluted share and adjusted EBITDA.  In accordance with Regulation G of the Securities and Exchange Commission, the Company has provided a reconciliation of these Non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP.

These Non-GAAP financial measures are not intended to replace GAAP financial measures.  They are presented as supplemental measures of our performance in an effort to provide our stakeholders better visibility into the Company’s ongoing operating results and to allow for comparability to prior periods as well as to other companies’ results.  Management uses these Non-GAAP financial measures to assess the financial health of the Company’s ongoing operating performance.  Management encourages our stakeholders to consider all of our financial measures and to not rely on any single financial measure to evaluate our performance.

Adjusted income from operations, adjusted net income and adjusted net income per diluted share exclude Other charges, a one-time performance bonus paid to a third party in the form of stock-based compensation and the release of the Company’s valuation allowance.  By excluding expenses that are considered not necessary to support the ongoing business or which are nonrecurring in nature, the Company believes that these Non-GAAP financial measures offer a meaningful representation of the Company’s ongoing operating performance.  Patent litigation expense is a component of Other charges.  We view patent litigation as an extreme measure not typically required in our industry to protect a company’s intellectual property and which has not been common practice for the Company.  The Company commenced patent litigation proceedings after the Company uncovered specific evidence of four distinct cases of misappropriation and infringement.  The Company can choose to resolve the outstanding matters and terminate the expense at any time.  Also included in Other charges are transaction related expenses which include integration costs, primarily professional fees and severance, which are not part of the ongoing operations, and therefore, not reflective of the Company’s core operations.  The Company also excluded a one-time performance bonus paid to a third party in the form of stock-based compensation.  This is the first time in the Company’s history that such a bonus was offered and issued and the expense is nonrecurring.  There are no additional agreements outstanding of this nature.  Finally, the Company excluded the nonrecurring benefit from the release of its tax valuation allowance from its non-GAAP financial measures.

In addition to adjusted income from operations, adjusted net income and adjusted net income per diluted share, we also present adjusted EBITDA.  This Non-GAAP financial measure excludes income taxes, interest, Other charges, other one-time items such as the tax valuation allowance release, depreciation and amortization and stock compensation expense.  EBITDA is a widely accepted financial measure which we believe our stakeholders use to compare our ongoing financial performance to that of other companies.  Adjusting our EBITDA for Other charges and other one-time items is a meaningful financial measure as we believe it is an indication of our ongoing operations.  In addition, we also add back stock compensation expense because it is non-cash in nature.  Other companies in our industry may calculate adjusted EBITDA in a different manner.